Exhibit 99.1

August 19, 2013	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK Partners to Participate in Citi MLP Conference

TULSA, Okla. – Aug. 19, 2013 – ONEOK Partners, L.P. (NYSE: OKS) will participate in the Citi One-on-One Master Limited Partnership/Midstream Infrastructure Conference on Wednesday and Thursday, Aug. 21-22, 2013, in Las Vegas, Nev.

John W. Gibson, ONEOK Partners chairman and chief executive officer, and Terry K. Spencer, ONEOK Partners president, will conduct a series of meetings with investment-community representatives at the conference.

The materials utilized at the conference will be accessible on the ONEOK Partners website, www.oneokpartners.com, on Wednesday, Aug. 21, at 5 a.m. Pacific Daylight Time (7 a.m. Central Daylight Time).

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns approximately 41.3 percent of the overall partnership interest, as of Aug. 12, 2013. ONEOK is one of the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas.

For more information, visit the website at http://www.oneokpartners.com/.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

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